Exhibit 99.2

CEVA, Inc. Q1 2021 Financial Results Conference Call - Prepared Remarks :: May 10, 2021

CEVA, INC.

First Quarter 2021 Financial Results Conference Call

Prepared Remarks of Gideon Wertheizer, Chief Executive Officer and
Yaniv Arieli, Chief Financial Officer

May 10, 2021

8:30 A.M. Eastern

Good morning everyone and welcome to CEVA’s first quarter 2021 earnings conference call. I’m joined today by Gideon Wertheizer, Chief Executive Officer, and Yaniv Arieli, Chief Financial Officer of CEVA. Gideon will cover the business aspects and highlights from the first quarter and provide general qualitative data. Yaniv will then cover the financial results for the first quarter and also provide qualitative data for the second quarter and full year 2021.

I will start with the forward-looking statements.

Forward Looking Statements

Please note that today’s discussion contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause the results of CEVA to differ materially from those expressed or implied by such forward-looking statements and assumptions. Forward-looking statements include statements regarding demand for and benefits of our technologies, including 5G technologies and our BlueBud platform IP, and related deal flow; expectations regarding market trends, including growth in shipments of Ultra Wide Band devices and True Wireless earbuds and secular growth in the IoT space; beliefs regarding benefits of the Intrinsix acquisition, as well as the closing of the acquisition; our ability to help customers mitigate risks associated with supply constraints; and guidance and qualitative data for the first quarter and full year 2021. For information on the factors that could cause a difference in our results, please refer to our filings with the Securities and Exchange Commission. These include: the scope and duration of the pandemic; the extent and length of the restrictions associated with the pandemic and the impact on customers, consumer demand and the global economy generally; the ability of CEVA’s IPs for smarter, connected devices to continue to be strong growth drivers for us; our success in penetrating new markets and maintaining our market position in existing markets; the ability of new products incorporating our technologies to achieve market acceptance; the speed and extent of the expansion of the 5G and IoT markets; our ability to execute more base station & IoT license agreements; the effect of intense industry competition and consolidation; and global chip market trends, including supply chain issues as a result of COVID-19 and other factors. CEVA assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

CEVA, Inc. Q1 2021 Financial Results Conference Call - Prepared Remarks :: May 10, 2021

With that said, I will now hand the call over to Gideon.

Gideon

Thank you Richard. Good morning everyone and thank you for joining us today. 2021 is off to a robust start with strong licensing execution and royalties exceeding our expectations. During the quarter, we unveiled BlueBud, a first-of-its-kind IP platform for the booming markets of True Wireless (TWS) earbuds, smartwatches, gaming headsets and other wearables. Today we are announcing the acquisition of Intrinsix, a Marlborough, Massachusetts based leading chip design and secure processor IP Company with an extensive experience and solid business in the Aerospace and Defense market. I’ll elaborate shortly on these strategic initiatives.

Total revenue for the first quarter of 2021 was $25.4 million, up 8% year-over-year. The licensing environment continues to be healthy with $14.4 million in licensing revenue, down 1% year-over-year. We signed 11 new agreements, of which 2 were with first-time customers. China continues to be a very strong market for our wireless connectivity technologies, with high adoption rate both by strong incumbents and newcomers. We are experiencing increasing interest for our 5G technologies, specifically, the new 5G provision known as RedCap or Reduced Capability, which is targeted for the proliferation of IoT devices such as wearables, industrial wireless sensors, surveillance cameras and more. Our Bluetooth and Wi-Fi technologies continue to be in high demand for a variety of IoT devices for smart home and mobile devices. We also signed up a lead customer for Ultra Wide Band (UWB) technology that we are currently developing. UWB is a short-range wireless communication that is able to precisely triangulate location of devices, with high security. It is already widely used in the automotive industry, and recently Apple, Samsung and Xiaomi have already embedded UWB in their flagship models and are gradually embedding UWB in other high volume devices such as the recently announced Apple Airtag. According to ABI research, 285 million UWB devices are expected to be shipped this year and forecast to reach to 1 billion devices by 2025.

CEVA, Inc. Q1 2021 Financial Results Conference Call - Prepared Remarks :: May 10, 2021

Royalty revenue reached $11 million, up 21% year-over-year, ahead of our expectations. This was driven by robust demand for our consumer and IoT products and above seasonal demand in smartphones. We believe our customers are facing tight supply constraints, as is most of the industry, and are working hard to expedite shipments for high-demand products.

Let me now go through the rationale for the acquisition of Intrinsix, which we are announcing today. Intrinsix is a leading chip design and secure processor IP specialist targeting the growing chip development programs in the aerospace & defense market, and range of other IC designs for medical and industrial products. Intrinsix has successfully executed more than fifteen hundred complex chip design projects in its 34 year history and built a successful business that generates more than $20 million in annual revenue. Over the years, they have built strong relationships with blue chip semiconductor companies and OEMs among which are Intel, IBM, Leidos, Lockheed Martin, Honeywell and many more. Their chip design skills and expertise are scarce and include proven competencies in RF, mixed signal, digital, software security and RISC-V processors.

With the addition of Intrinsix, CEVA stands to benefit from three growth pillars:

●	First, extending CEVA’s market reach into the sustainable and sizeable aerospace & defense space, a market forecasted to reach to $6 billion in annual semiconductor spending.

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Second, increasing our content in customers’ designs and accordingly increasing the license and royalty revenue opportunity by offering turnkey IP platforms that combine CEVA’s connectivity and smart sensing IP with Intrinsix’s chip design expertise and security and interface IP.

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Third, expanding CEVA’s IP portfolio with secure processor IP for IoT devices and Heterogeneous SoC interface IP for the growing adoption of chiplets, which offer a faster and less expensive alternative to the high R&D costs and complexities associated with monolithic IC developments.

CEVA, Inc. Q1 2021 Financial Results Conference Call - Prepared Remarks :: May 10, 2021

We welcome the Intrinsix team to the CEVA family and look forward to the exciting opportunities ahead. We expect the closing of the agreement to take place during this quarter. Yaniv will discuss the financial aspects of this acquisition later on.

Another important product we recently introduced is the BlueBud platform IP. The proliferation of True Wireless earbuds is skyrocketing as millions of workers, students, doctors and other professions are required to spend much more time in voice or video calls and need a stable and high-quality audio experience from their wireless earbuds. According to recent data from Counterpoint Research and Strategy Analytics, the TWS market is expected to reach to 600 million units by 2022 and to see 70% CAGR over the next three years. The underlying technology used for TWS has broader uses and can be carried forward to smartwatches, over-the-counter hearing aids, mobile gaming, AR headsets, home entertainment speakers and smart home appliances. With the Bluebud proposition, CEVA strives to become the de facto standard for wireless audio in the IP industry. Our unique technology competencies and holistic view allow us to address the substantial technology challenges derived from the need for extreme low power consumption and intelligible audio quality. Bluebud is a self-contained platform enabled by our high runner CEVA-BX1 DSP and incorporates all the software frameworks and hardware peripherals required for a wireless audio system. Bluebud also offers optional value add SDKs including our WhisPro AI based voice recognition software, ClearVox for echo cancelation and noise suppression and MotionEngine Hear, for IMU based user control. I am pleased to share that we have already signed up a high-volume lead customer for Bluebud at the beginning of the second quarter and are expecting more deals to follow as the product is released to the wider market.

So in summary, we are very pleased with our solid performance in the first quarter. Our business fundamentals are strong and with the acquisition of Intrinsix, we are expanding into the aerospace & defense market and enriching our value proposition and content by offering turnkey IP platforms and new IPs for security and HSoC interface.

With our technology base, core competencies and customer’ relationships we are well positioned to capitalize on secular growth in the IoT space. Lastly, we are monitoring closely the impact of the industry wide supply constraints and will help our customers to mitigate their risks and challenges where we can as they become apparent.

CEVA, Inc. Q1 2021 Financial Results Conference Call - Prepared Remarks :: May 10, 2021

With that said, let me handover the call to Yaniv for the financials.

Yaniv

Thank you Gideon, I’ll start by reviewing the results of our operations for the first quarter of 2021.

-	Revenue for the first quarter was up 8% to $25.4 million, as compared to $23.6 million for the same quarter last year. The revenue breakdown is as follows:
o	Licensing and related revenue was approximately $14.4 million, reflecting 57% of total revenues, just slightly lower than $14.5 million for the first quarter of 2020.
o	Royalty revenue up 21% to $11 million, reflecting 43% of total revenues, compared to $9.1 million for the same quarter last year.
o

Quarterly gross margin was 91% on a GAAP basis and 92% on a non-GAAP basis, both better than what we projected. Non-GAAP quarterly gross margin excluded approximately $0.1 million of equity-based compensation expenses and $0.2 million of the impact of the amortization of acquired intangibles.

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Total GAAP operating expenses for the first quarter was just over the higher-end of our guidance at $24.4 million. OPEX also included an aggregate equity-based compensation expense of approximately $3.1 million, and $0.6 million for the amortization of acquired intangibles. Total operating expenses for the first quarter, excluding equity-based compensation expenses and amortization of intangibles, were $20.7 million, also, just over the high-end of our guidance.

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Tax expense for the first quarter came higher than expected due to an uncommon revenue mix in which the majority of revenues recognized are associated with our connectivity products originating in France, which has a high corporate tax rate of 26.5%. On an ongoing basis, our corporate tax rate should be lower and in line with our original expectations, but mainly dependent on the outcome of our revenue allocation mix.

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U.S. GAAP net loss for the quarter was $3.6 million and diluted loss per share was 16 cents for the first quarter of 2021, as compared to net loss of $1.2 million and diluted loss per share of 5 cents for the first quarter of 2020.

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Non-GAAP net income and diluted EPS for the first quarter of 2021 were $0.3 million and 1 cent, respectively. Non-GAAP net income and diluted EPS for the first quarter of 2020 were $2.6 million and 11 cents, respectively. First quarter 2021 figures exclude equity-based compensation expenses, net of taxes, of $3.2 million, and the impact of the amortization of acquired intangibles in the amount of $0.7 million.

CEVA, Inc. Q1 2021 Financial Results Conference Call - Prepared Remarks :: May 10, 2021

With respect to other related data

-	Shipped units by CEVA licensees during the first quarter of 2021 were 341 million units, down 30% sequentially and up 31% from the first quarter 2020 reported shipments.
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Of the 341 million units shipped, 129 million units, or 38%, were for handset baseband chips, reflecting a sequential decrease of 41% from 217 million units of handset baseband chips shipped during the fourth quarter of 2020 and a 16% increase from 111 million units shipped year over year.

-	Our base station and IoT product shipments were 212 million units, down 21% sequentially and up 41% year over year.

As for the balance sheet items

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As of March 31, 2021, CEVA’s cash and cash equivalent balances, marketable securities and bank deposits were $174 million. We did not exercise our buyback plan this quarter, as we focused on the Intrinsix acquisition and expansion in business. Upon closing the deal, our cash balances will be reduced by approximately $33 million in acquisition consideration as well as deal costs.

-	Our DSO for the first quarter of 2021 was 49 days, similar to the prior quarter.
-	During the first quarter, we generated $15.2 million of net cash from operations; depreciation and amortization was $1.5 million and purchase of fixed assets was $1.1 million.
-	At the end of the first quarter, our headcount was 412 people, of which 346 were engineers, up from a total of 404 people at the end of 2020.

Now for the guidance

We continue to experience a healthy licensing environment and our pipeline is solid. On royalties, we believe our customers are still dealing with industry-wide supply constraints, which may prolong for the remainder of the year. With that said, the demand for products based on our technology is strong and our customers with our support are working fiercely to fulfil their purchase orders.

CEVA, Inc. Q1 2021 Financial Results Conference Call - Prepared Remarks :: May 10, 2021

As we announced earlier today, we agreed to acquire Intrinsix and expect the closing to take place later in the quarter. From a financial standpoint, we expect Intrinsix to contribute between $10 million to $11 million to CEVA’s top line in the second half of this year and that the deal will be accretive as early as this year on a non-GAAP basis. We will provide more information on our next earnings call.

On the back of this, we forecast our new total revenue for 2021 to be between $116 million to $117 million, compared to $100 million in 2020. This is subject to the Intrinsix acquisition closing on the anticipated timeline.

Specifically for the second quarter of 2021

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Gross margin is expected to be approximately 89% on GAAP and 91% on non-GAAP basis, excluding an aggregate of $0.1 million of equity-based compensation expenses and $0.2 million of amortization of other assets associated with the Immervision investment.

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OPEX for the second quarter of 2021 should be lower than the first quarter. For the second quarter, GAAP-based OPEX is expected to be in the range of $22.9 million to $23.9 million. Of our anticipated total operating expenses for the second quarter, $2.9 million is expected to be attributable to equity-based compensation expenses and $0.6 million to the amortization of acquired intangibles. Non-GAAP OPEX is expected to be in the range of $19.5 million – $20.5 million.

-	Net interest income is expected to be approximately $0.45 million.
-	Taxes for the second quarter are expected to be approximately $0.7 million on both GAAP and non-GAAP basis.
-	Share count for the second quarter of 2021 is expected to be 23.5 million shares.

Operator, You can now open the Q&A session.

CEVA, Inc. Q1 2021 Financial Results Conference Call - Prepared Remarks :: May 10, 2021

Wrap Up: Richard

Thank you for joining us today and for your continued interest in CEVA. As a reminder, the prepared remarks for this conference call are filed as an exhibit to the Current Report on Form 8-K and accessible through the investor section of our website at https://investors.ceva-dsp.com.

With regards to upcoming events, we will be participating in the following:

●	The Needham Virtual Technology & Media Conference, May 17th

●	Oppenheimer’s 22nd Annual Israeli Conference on May 23rd

●	Cowen 49th Annual Technology, Media & Telecom Conference on June 1st

●	Baird 2021 Global Consumer, Technology & Services Conference, June 8th to 10th.

Further information on this event and all events we will be participating in can be found on the investor section of our website.

Thank you and goodbye